Exhibit 99.1
Samsara Reports Fourth Quarter and Full Fiscal Year 2023 Financial Results
•Q4 revenue of $186.6 million, representing 48% year-over-year growth
•Ending ARR of $795.1 million, representing 42% year-over-year growth
•1,237 customers with ARR over $100,000, up 53% year-over-year
SAN FRANCISCO, March 2, 2023 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations Cloud, reported financial results for the fourth quarter and fiscal year ended January 28, 2023, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“It’s been an exciting year of delivering on our mission to increase the safety, efficiency, and sustainability of the operations that power the global economy. We ended fiscal year 2023 with $795 million of ARR, growing 42% year-over-year. While growing at scale, we remain committed to operating efficiently on our path to profitability,” said Sanjit Biswas, co-founder and CEO of Samsara. “We see a vast opportunity for our customers as they modernize their physical operations, which will have a profound impact on our global economy.”
Fourth Quarter Fiscal Year 2023 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q4 FY2023	Q4 FY2022	Y/Y Change
Annual Recurring Revenue (ARR)	$795.1	$558.1	42%
Total revenue	$186.6	$125.8	48%
GAAP gross profit	$135.0	$87.0	$48.0
GAAP gross margin	72%	69%	3	pts
Non-GAAP gross profit	$137.5	$93.4	$44.1
Non-GAAP gross margin	74%	74%	—	pt
GAAP operating loss	$(60.0)	$(251.7)	$191.7
GAAP operating margin	(32%)	(200%)	168	pts
Non-GAAP operating loss	$(14.7)	$(17.5)	$2.8
Non-GAAP operating margin	(8%)	(14%)	6	pts
GAAP net loss per share	$(0.10)	$(0.68)	$0.58
Non-GAAP net loss per share	$(0.02)	$(0.05)	$0.03
Net cash used in operating activities	$(4.4)	$(48.3)	$43.9
Adjusted free cash flow	$(6.0)	$(50.2)	$44.2
Net cash used in operating activities margin	(2%)	(38%)	36	pts
Adjusted free cash flow margin	(3%)	(40%)	37	pts

Fiscal Year 2023 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	FY 2023	FY 2022	Y/Y Change
Annual Recurring Revenue (ARR)	$795.1	$558.1	42%
Total revenue	$652.5	$428.3	52%
GAAP gross profit	$469.9	$303.9	$166.0
GAAP gross margin	72%	71%	1	pt
Non-GAAP gross profit	$479.4	$310.2	$169.2
Non-GAAP gross margin	73%	72%	1	pt
GAAP operating loss	$(259.5)	$(353.8)	$94.3
GAAP operating margin	(40%)	(83%)	43	pts
Non-GAAP operating loss	$(77.0)	$(114.1)	$37.1
Non-GAAP operating margin	(12%)	(27%)	15	pts
GAAP net loss per share	$(0.48)	$(1.28)	$0.80
Non-GAAP net loss per share	$(0.13)	$(0.42)	$0.29
Net cash used in operating activities	$(103.0)	$(171.5)	$68.5
Adjusted free cash flow	$(110.0)	$(179.7)	$69.7
Net cash used in operating activities margin	(16%)	(40%)	24	pts
Adjusted free cash flow margin	(17%)	(42%)	25	pts
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.
Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the first quarter and fiscal year 2024, Samsara expects the following:

	Q1 FY2024 Outlook	FY 2024 Outlook
Total revenue	$190 million – $192 million	$838 million – $848 million
Year/Year growth	33% – 35%	28% – 30%
Non-GAAP operating margin	(15%)	(7%)
Non-GAAP net loss per share	($0.05) – ($0.06)	($0.05) – ($0.07)
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations™ Cloud, which allows businesses that depend on physical operations to harness Internet of Things (IoT) data to develop actionable business insights and improve their operations. Samsara operates in North America and Europe and serves tens of thousands of customers across a wide range of industries including transportation, wholesale and retail trade, construction, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, and food and beverage. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategy, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.
These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as non-GAAP gross margin, non-GAAP operating margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the ongoing COVID-19 pandemic, the Russia-Ukraine conflict, geopolitical tensions involving China, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to evaluate our business.

Expenses Excluded from Non-GAAP Financial Measures—Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which is a cash expense, is excluded because such taxes are tied to the timing and size of the vesting of the underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Lease modification, impairment, and related charges are excluded because such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit plus stock-based compensation expense-related charges, including employer taxes on employee equity transactions, included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Loss from Operations and Non-GAAP Operating Margin—We define non-GAAP loss from operations, or non-GAAP operating loss, as loss from operations excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. Non-GAAP operating margin is defined as non-GAAP operating loss as a percentage of total revenue. We use non-GAAP loss from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP loss from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Loss and Non-GAAP Net Loss per Share—We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net loss and non-GAAP net loss per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as net cash used in operating activities reduced by cash used for purchases of property and equipment, plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, net of tenant allowances. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	January 28, 2023	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$200,670	$921,218
Short-term investments	489,192	—
Accounts receivable, net	122,867	81,987
Inventories	40,571	33,067
Connected device costs, current	82,046	52,519
Prepaid expenses and other current assets	22,189	11,376
Total current assets	957,535	1,100,167
Restricted cash	23,096	23,092
Long-term investments	113,101	—
Property and equipment, net	59,278	36,772
Operating lease right-of-use assets	112,624	134,427
Connected device costs, non-current	194,852	141,292
Deferred commissions	140,166	117,757
Other assets, non-current	16,356	14,422
Total assets	$1,617,008	$1,567,929
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,144	$54,705
Accrued expenses and other current liabilities	53,824	31,835
Accrued compensation and benefits	36,030	27,107
Deferred revenue, current	300,113	203,185
Operating lease liabilities, current	22,047	21,447
Total current liabilities	442,158	338,279
Deferred revenue, non-current	126,452	110,501
Operating lease liabilities, non-current	100,873	123,513
Other liabilities, non-current	9,506	6,689
Total liabilities	678,989	578,982
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	7	6
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,107,013	1,909,964
Accumulated other comprehensive loss	(652)	(96)
Accumulated deficit	(1,168,372)	(920,950)
Total stockholders’ equity	938,019	988,947
Total liabilities and stockholders’ equity	$1,617,008	$1,567,929

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Revenue	$186,577	$125,752	$652,545	$428,345
Cost of revenue	51,528	38,706	182,656	124,484
Gross profit	135,049	87,046	469,889	303,861
Operating expenses
Research and development	54,603	126,457	187,405	205,125
Sales and marketing	96,751	124,640	370,098	291,209
General and administrative	43,687	87,686	170,785	159,843
Lease modification, impairment, and related charges	—	—	1,056	1,532
Total operating expenses	195,041	338,783	729,344	657,709
Loss from operations	(59,992)	(251,737)	(259,455)	(353,848)
Interest income and other income (expense), net	8,526	(243)	15,620	(2)
Loss before provision for income taxes	(51,466)	(251,980)	(243,835)	(353,850)
Provision for income taxes	2,132	787	3,587	1,174
Net loss	$(53,598)	$(252,767)	$(247,422)	$(355,024)
Other comprehensive income (loss), net of taxes:
Change in foreign currency translation adjustment	93	(142)	509	(96)
Change in unrealized gains (losses) on investments	239	—	(1,065)	—
Other comprehensive income (loss)	332	(142)	(556)	(96)
Comprehensive loss	$(53,266)	$(252,909)	$(247,978)	$(355,120)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.68)	$(0.48)	$(1.28)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	521,515,286	371,784,585	514,279,230	277,543,471

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Operating activities
Net loss	$(53,598)	$(252,767)	$(247,422)	$(355,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,418	2,171	11,768	10,388
Stock-based compensation expense	43,983	224,735	177,473	228,723
Lease modification, impairment, and related charges	—	—	1,056	1,532
Other non-cash adjustments	(1,216)	1,202	2,120	6,630
Changes in operating assets and liabilities:
Accounts receivable, net	(34,167)	(23,364)	(47,464)	(47,049)
Inventories	3,930	(10,758)	(7,504)	(19,393)
Prepaid expenses and other current assets	(5,993)	393	(11,293)	(1,426)
Connected device costs	(24,093)	(23,860)	(83,086)	(86,293)
Deferred commissions	(11,954)	(16,051)	(22,409)	(30,821)
Other assets, non-current	(342)	(11,388)	(1,862)	(12,327)
Accounts payable and other liabilities	22,883	34,458	13,485	69,926
Deferred revenue	52,322	27,176	112,879	64,001
Operating lease liabilities, net	454	(252)	(762)	(348)
Net cash used in operating activities	(4,373)	(48,305)	(103,021)	(171,481)
Investing activities
Purchase of property and equipment	(6,003)	(9,400)	(33,240)	(19,353)
Purchases of investments	(329,885)	—	(685,615)	—
Proceeds from maturities of investments	86,625	—	86,625	—
Investing other	(50)	(100)	382	(682)
Net cash used in investing activities	(249,313)	(9,500)	(631,848)	(20,035)
Financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	846,682	—	846,682
Payment of taxes related to net share settlement of equity awards	—	(141,747)	—	(141,747)
Proceeds from issuance of common stock in connection with equity compensation plans	7,179	245	18,047	1,210
Proceeds from early exercise of stock options	—	2	—	154
Repurchase of restricted common stock	—	—	—	(5)
Payment of offering costs	—	(1,945)	(2,532)	(4,105)
Payment of principal on finance leases	(447)	(209)	(1,303)	(545)
Net cash provided by financing activities	6,732	703,028	14,212	701,644
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	584	(173)	113	(127)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(246,370)	645,050	(720,544)	510,001
Cash, cash equivalents, and restricted cash, beginning of period	470,136	299,260	944,310	434,309
Cash, cash equivalents, and restricted cash, end of period	$223,766	$944,310	$223,766	$944,310

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Gross profit and gross margin reconciliation
GAAP gross profit	$135,049	$87,046	$469,889	$303,861
Add:
Stock-based compensation expense-related charges (1)	2,423	6,334	9,466	6,344
Non-GAAP gross profit	$137,472	$93,380	$479,355	$310,205
GAAP gross margin	72%	69%	72%	71%
Non-GAAP gross margin	74%	74%	73%	72%

Operating loss and operating margin reconciliation
GAAP loss from operations	$(59,992)	$(251,737)	$(259,455)	$(353,848)
Add:
Stock-based compensation expense-related charges (1)	45,331	234,250	181,424	238,238
Lease modification, impairment, and related charges	—	—	1,056	1,532
Non-GAAP loss from operations	$(14,661)	$(17,487)	$(76,975)	$(114,078)
GAAP operating margin	(32)%	(200)%	(40)%	(83)%
Non-GAAP operating margin	(8)%	(14)%	(12)%	(27)%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Cost of revenue	$2,423	$6,334	$9,466	$6,344
Research and development	17,897	102,299	64,184	102,849
Sales and marketing	12,313	62,167	54,072	62,548
General and administrative	12,698	63,450	53,702	66,497
Total stock-based compensation expense-related charges (2)	$45,331	$234,250	$181,424	$238,238
__________
(2)Stock-based compensation expense-related charges included approximately $1.3 million and $4.0 million of employer taxes on employee equity transactions for the three months and fiscal year ended January 28, 2023, respectively, and $9.5 million of employer taxes on employee equity transactions for the three months and fiscal year ended January 29, 2022.

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
GAAP net loss	$(53,598)	$(252,767)	$(247,422)	$(355,024)
Add:
Stock-based compensation expense-related charges, net of applicable taxes	45,331	234,250	181,424	238,238
Lease modification, impairment, and related charges, net of applicable taxes	—	—	1,056	1,532
Non-GAAP net loss	$(8,267)	$(18,517)	$(64,942)	$(115,254)

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Net loss per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.68)	$(0.48)	$(1.28)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.08	0.63	0.35	0.86
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.05)	$(0.13)	$(0.42)

	Three Months Ended		Fiscal Year Ended
	January 28, 2023	January 29, 2022	January 28, 2023	January 29, 2022
Adjusted free cash flow and adjusted free cash flow margin reconciliation
Net cash used in operating activities	$(4,373)	$(48,305)	$(103,021)	$(171,481)
Purchase of property and equipment	(6,003)	(9,400)	(33,240)	(19,353)
Purchase of property and equipment for build-out of corporate office facilities	4,353	7,490	26,227	11,096
Adjusted free cash flow	$(6,023)	$(50,215)	$(110,034)	$(179,738)
Net cash used in operating activities margin	(2)%	(38)%	(16)%	(40)%
Adjusted free cash flow margin	(3)%	(40)%	(17)%	(42)%